UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2019
Ciner Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Mead

On December 20, 2019, Matthew H. Mead (age 57) was appointed as a member of the board of directors (the “Board of Directors”) of Ciner Resource Partners LLC (the “General Partner”), the general partner of Ciner Resources LP (the “Partnership”), effective as of January 1, 2020, to serve until the earlier of his removal in accordance with the provisions of the Amended and Restated Limited Liability Company Agreement of the General Partner, as amended, his death or resignation.
Since 2001, Mr. Mead has owned and operated privately held family businesses in Wyoming that specialize in livestock and land.  He also has been a co-owner in a private family development company since 2007.  Beginning in January 2011 and ending in January 2019, Mr. Mead served as the Governor of the State of Wyoming.  Prior to his tenure as Governor, Mr. Mead served from October 2001 to June 2007 as United States Attorney for the District of Wyoming.  In addition, Mr. Mead has agreed to serve as a member of the board of directors of Imperial Natural Resources Trona Mining Inc. (“Imperial”), a subsidiary of Akkan Enerji ve Madencilik Anonim ªirketi, a member of the Ciner Group, effective as of January 1, 2020. Mr. Mead earned a Bachelor of Arts degree from Trinity University in 1984 and his Juris Doctorate from the University of Wyoming in 1987.  The General Partner believes that Mr. Mead’s experience as a U.S. Attorney and Governor of Wyoming equipped him with the necessary skills to be a member of the Board of Directors, in part, because of his extensive familiarity with the regulatory and governmental issues facing the Partnership in its daily operations.
Pursuant to his appointment as a member of the Board of Directors of the General Partner and as a member of the board of directors of Imperial, the Board of Directors has approved an arrangement (the “Retainer Arrangement”) whereby effective January 1, 2020, Mr. Mead will receive an annual cash retainer of $200,000, payable in monthly installments, a substantial portion of which is expected to be allocated to the General Partner for his services as a member of the Board of Directors of the General Partner.
Other than the aforementioned matters, there are no arrangements or understandings between Mr. Mead and any other person pursuant to which he was appointed to serve as a director of the Board of Directors.  The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Mead has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. Mead and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K.  Other than the Retainer Arrangement, no material plan, contract, or arrangement was entered into or materially amended by the Partnership or the General Partner in connection with Mr. Mead’s appointment, and there was no grant or award made by the Partnership or the General Partner to Mr. Mead or modification thereto under any such plan, contract, or arrangement in connection with his appointment.

Item 7.01    Regulation FD Disclosure.

On December 23, 2019, the Partnership issued a press release announcing the foregoing actions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press release dated December 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: December 23, 2019

CINER RESOURCES LP

By:	Ciner Resource Partners LLC, its General Partner

By:	/s/ Marla E. Nicholson
Marla E. Nicholson
Vice President, General Counsel and Secretary